Exhibit 25
                                                                      ----------

       ___________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D C 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ----------------------------------------

                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

New York                                                             13-4994650
(State of incorporation                                          (IRS employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                                William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
             -------------------------------------------------------
                            AMERADA HESS CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                                           13-4921002
(State or other jurisdiction of                                  (IRS employer
incorporation or organization)                               identification No.)


1185 Avenue of the Americas
New York, New York                                                         10036
(Address of principal executive offices)                              (Zip Code)

              ----------------------------------------------------
                                 Debt Securities
                       (Title of the indenture securities)
              ----------------------------------------------------

                                     GENERAL

Item 1.   General Information

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System, Washington, DC, 20551.

               Federal Reserve Bank of New York, District No 2, 33 Liberty Street, New York, NY.

               Federal Deposit Insurance Corporation, Washington, DC, 20429.


          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.   List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No 33-50010, which is incorporated by reference On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No 333-76439, which is incorporated by reference).

          5. Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No 33-50010, which is incorporated by reference On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8. Not applicable.

          9. Not applicable.

                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 19th day of July, 2001.

                                                 THE CHASE MANHATTAN BANK


                                                 By /s/Timothy E. Burke
                                                    ---------------------------
                                                        Timothy E. Burke
                                                        Vice President

                                                           Exhibit 7 to Form T-1


                                Bank Call Notice

                              RESERVE DISTRICT NO 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                    at the close of business March 31, 2001,
       in accordance with a call made by the Federal Reserve Bank of this
         District pursuant to the provisions of the Federal Reserve Act


                                                                  Dollar Amounts
                     ASSETS                                          in Millions


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin .............................................   $  19,899
     Interest-bearing balances .....................................      23,359
Securities:
Held to maturity securities ........................................         531
Available for sale securities ......................................      60,361
Federal funds sold and securities purchased under
     agreements to resell ..........................................      50,929
Loans and lease financing receivables:
     Loans and leases held for sale ................................       3,311
     Loans and leases, net of unearned income ......................     153,867
     Less: Allowance for loan and lease losses .....................       2,369
     Loans and leases, net of unearned income and
     allowance .....................................................     151,498
Trading Assets .....................................................      61,673
Premises and fixed assets (including capitalized
     leases) .......................................................       4,387
Other real estate owned ............................................          39
Investments in unconsolidated subsidiaries and
     associated companies ..........................................         429
Customers' liability to this bank on acceptances
     outstanding ...................................................         291
Intangible assets
        Goodwill ...................................................       1,839
        Other Intangible assets ....................................       3,479
Other assets .......................................................      18,598
                                                                          ------
TOTAL ASSETS                                                            $400,623
                                                                        ========

                                   LIABILITIES
Deposits
     In domestic offices ...........................................    $131,214
     Noninterest-bearing ...........................................      52,683
     Interest-bearing ..............................................      78,531
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ........................................     112,394
        Noninterest-bearing ........................................       5,045
     Interest-bearing ..............................................     107,349

Federal funds purchased and securities sold under agree-
ments to repurchase ................................................      61,321
Trading liabilities ................................................      43,847
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) .....................      10,309
Bank's liability on acceptances executed and outstanding ...........         291
Subordinated notes and debentures ..................................       6,030
Other liabilities ..................................................      12,004
TOTAL LIABILITIES ..................................................     377,410
Minority Interest in consolidated subsidiaries .....................         126

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ......................           0
Common stock .......................................................       1,211
Surplus  (exclude all surplus related to preferred stock) ..........      12,714
    Retained earnings ..............................................       9,446
    Accumulated other comprehensive income .........................       (284)
Other equity capital components ....................................           0
TOTAL EQUITY CAPITAL ...............................................      23,087
                                                                          ------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                $400,623
                                                                        ========

I, Joseph L Sclafani, EVP & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                JOSEPH L SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                    WILLIAM B HARRISON JR )
                                    DOUGLAS A WARNER III  ) DIRECTORS
                                    LAWRENCE A BOSSIDY    )

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